UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JUNE 25, 2009

BREEZER VENTURES INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-129229	N/A
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

330 Madison Avenue, 6th Floor
New York, NY 10017
(Address of principal executive offices)

866-272-2036
(Registrant's telephone number, including area code)

202-351 No. 13 Mai zidian zao ying bei li,
Chaoyang District, Beijing, 100024 China
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 25, 2009, Huaiqian Zhang resigned from his position as the sole director, President, Chief Executive Officer, Treasurer and Secretary of Breezer Ventures Inc. (the “Company”).  Mr. Zhang has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Prior to Mr. Zhang’s resignation, he appointed Shawn Sim to the Company’s Board of Directors and as the Company’s new  President, Chief Executive Officer, Treasurer and Secretary.  There are no agreements or understandings yet regarding Mr. Sim’s compensation.

Prior to his appointment as an officer and director of the Company, Mr. Sim, 32, has owned and operated SolarVantage Inc. Canada, an alternative energy company, since May, 2008.   Mr. Sim has also owned and operated Vantage Electric, an electrical services company, since February, 2009.  Mr. Sim was previously employed by National Energy, a petroleum related company, from October, 2004 to May, 2008, electrical service company PM Electric, from June, 1999 to October, 2004 and Neighbors Drilling, an oil drilling company, from June, 1995 to June, 1999.  Mr. Sim graduated from the Southern Alberta Institute of Technology.

Item 8.01	Other Events.

The Company has changed its address to 330 Madison Avenue, 6th Floor, New York, NY 10017.  The Company’s new telephone number is 866-272-2036.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZER VENTURES INC.

Date: June 26, 2009	By:	/s/ Shawn Sim
Name: Shawn Sim
Title: President, Chief Executive Officer, Treasurer and Secretary